EXHIBIT 99.1

CNET NETWORKS REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

SAN FRANCISCO, October 16, 2003 — CNET Networks, Inc. (Nasdaq: CNET) today reported that revenues for the third quarter ended September 30, 2003 totaled $57.7 million, a 3 percent increase compared to revenues of $56.3 million for the same period of 2002. The Company’s third quarter operating loss was $4.5 million, versus an operating loss of $300.5 million in the same period in 2002. The Company’s operating loss in the third quarter of 2002 included $281.4 million of asset impairment costs primarily related to goodwill and intangible assets. Net loss for the third quarter of 2003 was $5.8 million, or $0.04 per share, compared to a net loss of $307.2 million, or $2.21 per share, for the same period last year.

In the third quarter, CNET Networks’ operating income before depreciation and amortization was $1.0 million, compared to an operating loss before depreciation, amortization, and asset impairment costs of $3.5 million in the third quarter of 2002. A table that reconciles operating income (loss) before depreciation and amortization to the operating income (loss) found on CNET Networks’ statement of operations can be found on the “Operating Loss Reconciliation” page that accompanies this press release.

Revenues for the nine months ended September 30, 2003 totaled $172.7 million, versus revenues of $169.2 million for the same period of 2002. The Company’s operating loss for this period was $28.9 million, versus an operating loss of $368.9 million in the same period in 2002. Net loss for the first nine months of 2003 was $33.2 million, or $0.24 per share, compared to a net loss of $364.1 million, or $2.62 per share, for the same period last year.

“The third quarter illustrates another quarter of solid, consistent performance. We are encouraged and excited about the positive industry trends, which point towards continued momentum and growth in the interactive content category,” said Shelby Bonnie, CNET Networks’ chairman and chief executive officer.  “As a leader in the creation, management, and monetization of interactive content, we believe that CNET Networks is well positioned to take advantage of growth opportunities within the content space.”

“Looking forward, the technology marketplace seems to have stabilized but remains challenging, while the marketing opportunities from consumer electronics and gaming products position us for growth going into the seasonally strong fourth quarter. Additionally, as a result of lower operating costs throughout the company and an increase in productivity, our operating profit margins should continue to improve,” Bonnie added.

Business Review

General highlights include:

·	CNET Networks’ global network of Internet properties reached an average of 65.5 million unique users on a monthly basis during the third quarter of 2003[1].

·	On October 1, CNET launched CNET Personal Tech Radar, a research initiative that combines a monthly survey of CNET’s active consumer electronics shoppers with site behavioral data. Personal Tech Radar results provide insight into shoppers’ real-life product interests and buying motivations, and are used both to inform CNET’s consumer audience of key trends and to guide CNET editors in developing highly relevant content.

·	Also on October 1, CNET launched CNET Digital Living. Driven by Personal Tech Radar findings, the new CNET feature was designed to appeal to a broader range of consumers, who are interested in enhancing their lives using consumer electronics but are overwhelmed with product choices and compatibility concerns.

·	During the third quarter, CNET Networks completed enhancements to the technology platform that runs its shopping and advice Web sites, including CNET and mySimon. The new platform increases the pace and scalability of innovation across the company’s shopping sites. Initial benefits include:

o	The expansion of consumer electronics and technology product coverage. CNET and mySimon currently feature product coverage on over 7,000 products and are expected to have in-depth reviews and coverage on approximately 12,000 products in 30 categories by the end of the year.

o	A series of enhancements to the mySimon site, including redesigns to the product, search results, and merchant listings pages, and the incorporation of CNET editorial content into mySimon.com’s consumer electronics shopping category. These types of enhancements, which will continue rolling out through next year, should further strengthen and differentiate mySimon as an informed, friendly, and valuable online shopping destination for both shoppers and merchants.

·	CNET Networks continues to be recognized for its quality editorial content. The Company most recently received prestigious editorial awards and accolades from the American National Standards Institute (ANSI), and Technology Marketing magazine’s annual Top Influencers issue.

Business Outlook

Management estimates revenues will be between $68 million and $71 million and that operating income before depreciation and amortization will be between $10.5 million and $12 million for the fourth quarter of 2003. Management’s financial guidance for full-year 2003 consists of revenue estimates in the range of $235 million to $245 million, and operating income before depreciation and amortization of between breakeven and $5.0 million, including $9.8 million in realignment costs in the first half of 2003. Management is also providing preliminary guidance for 2004, estimating full-year net revenues will be in the range of $265 million and $275 million, and operating income before depreciation and amortization will be between $27 million and $30 million. A table that reconciles operating loss before depreciation and amortization guidance to operating loss guidance can be found on the “Guidance to the Investment Community” sheet that accompanies this press release.

Conference Call and Webcast

CNET Networks will host a conference call to discuss its third quarter financial and operating performance and the company’s business outlook beginning at 5:00 pm ET (2:00 pm PT), today, October 16, 2003. To listen to the discussion, please visit http://ir.cnet.com and click on the link provided for the webcast conference call or dial (706) 679-3076. A replay of the conference call will be available through October 30, 2003 via webcast at the URL listed above or by calling (706) 645-9291 and entering the conference ID number 3065621. The company’s past financial news releases, related financial and operating information, and access to all Securities and Exchange Commission filings, can also be accessed at http://ir.cnet.com.

Safe Harbor

This press release and its attachments include forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements regarding the company’s expected financial results in the fourth quarter, full-year 2003, and full-year 2004 including the statements set forth in the section of the press release entitled “Business Outlook,” as well as other statements throughout the release that are identified by the words “expect,” “estimate,” “target,” “believe,” “anticipate,” “intend” and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties include: decreases in advertising spending on the Internet, especially in the technology sector, or on CNET Networks’ properties in particular, which could be prompted by increased weakness in corporate or consumer spending or other factors; the failure of existing advertisers to meet or renew their advertising commitments; the loss of marketing revenue and users to CNET’s competitors, especially in the highly competitive field of comparative shopping services; a decline in revenues from our print publications as more marketing spending shifts to the Internet; the weakening of the US dollar, which could increase operating losses; the acquisition of businesses or the launch of new lines of business, which could decrease the company’s cash position, increase operating expense and dilute operating margins; the risk of future impairment of the company’s assets or the need to increase the company’s reserve attributable to abandoned real estate due to the Company’s inability to sublet the properties at projected rates; and general risks associated with our business. For risks about CNET Networks’ business, see its Annual Form 10-K for the year ended December 31, 2002 and subsequent Forms 10-Q and 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

About CNET Networks, Inc.

CNET Networks, Inc. (www.cnetnetworks.com) is a leading global media company informing and connecting buyers, users and sellers of technology, consumer electronics and gaming products. Known for its editorial expertise, CNET Networks combines its award winning content with the power of interactive technology to provide it’s users an intuitive, dynamic and relevant environment. The company’s content portfolio features top brands including CNET, ZDNet, TechRepublic, Download, GameSpot, and mySimon, as well as Computer Shopper magazine, and CNET Channel. With a strong presence in the US, Asia and Europe, CNET Networks has operations in 12 countries.

Investor Relations Contact: Cammeron Finnegan (415) 344-2844 ccammeron.finnegan@cnet.com	Media Contact: Martha Papalia (617) 225-3340 martha.papalia@cnet.com

1. CNET Networks June-Sept. 2003 (internal log data)

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(000s, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues
Internet	$46,129	$42,103	$135,042	$129,839
Publishing	11,615	14,163	37,691	39,317

Total revenues	57,744	56,266	172,733	169,156

Operating expenses:
Cost of revenues	33,208	35,911	103,488	110,223
Sales and marketing	16,191	17,056	51,273	58,040
General and administrative	7,320	6,770	28,385	35,519
Depreciation	3,836	6,706	13,303	19,713
Amortization of intangible assets	1,715	8,917	5,217	33,162
Asset impairment	--	281,401	--	281,401

Total operating expenses	62,270	356,761	201,666	538,058

Operating loss	(4,526)	(300,495)	(28,933)	(368,902)

Non-operating income (expense):
Realized gains on sale of investments	--	376	--	2,810
Realized losses on sale or impairment of
investments	--	(7,282)	--	(15,648)
Interest income	576	1,380	1,812	4,019
Interest expense	(1,727)	(2,692)	(5,274)	(8,049)
Other	(222)	1,510	(488)	1,406

Total non-operating income (expense)	(1,373)	(6,708)	(3,950)	(15,462)

Loss before income taxes	(5,899)	(307,203)	(32,883)	(384,364)
Income tax expense (benefit)	(61)	--	356	(20,293)

Net loss	$(5,838)	$(307,203)	$(33,239)	$(364,071)

Basic and diluted net loss per share	$(0.04)	$(2.21)	$(0.24)	$(2.62)

Shares used in calculating basic and diluted
net loss per share	140,529,839	138,888,158	139,737,338	138,776,774

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(000s, except share and per share data)

	September 30, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$65,090	$47,199
Investments in marketable debt securities	15,855	14,239
Accounts receivable, net	41,103	56,064
Other current assets	9,416	16,789

Total current assets	131,464	134,291

Restricted cash	19,159	18,067
Investments in marketable debt securities	37,506	65,602
Property and equipment, net	56,597	62,893
Other assets	23,411	21,406
Intangible assets, net	12,150	15,886
Goodwill	60,624	59,150

Total assets	$340,911	$377,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,819	$6,572
Accrued liabilities	53,239	62,833
Current portion of long-term debt	125	220

	60,183	69,625
Non-current liabilities
Long-term debt	117,774	117,738
Other liabilites	2,763	3,875

Total liabilities	180,720	191,238

Stockholders' equity:
Common stock; $0.0001 par value; 400,000,000
shares authorized; 141,286,733 outstanding
at September 30, 2003 and 139,251,879
outstanding at December 31, 2002	14	14
Notes receivable from stockholders	(267)	(397)
Additional paid-in-capital	2,705,793	2,698,980
Accumulated other comprehensive income	(13,381)	(13,811)
Treasury stock, at cost	(30,428)	(30,428)
Retained deficit	(2,501,540)	(2,468,301)

Total stockholders' equity	160,191	186,057

Total liabilities and stockholders'equity	$340,911	$377,295

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(000s)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net Loss	$(33,239)	$(364,071)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	18,520	52,875
Asset impairment and disposals	91	281,590
Gain on disposal of fixed assets	(333)	--
Deferred taxes	--	9,273
Noncash interest	622	938
Gain on debt retirement	--	(3,086)
Noncash stock compensation	53	--
Allowance for doubtful accounts	2,021	2,124
(Gain) loss on sale and impairment of marketable
securities and privately held investments	(10)	12,838
Changes in operating assets and liabilities,
net of acquisitions
Accounts receivable	12,940	11,583
Other assets	2,729	(7,064)
Accounts payable	247	(1,770)
Accrued liabilities	(9,931)	(22,553)
Other long-term liabilities	(936)	(2,526)
Foreign currency translation gain (loss)	847	(2,627)

Net cash used in operating activities	(6,379)	(32,476)

Cash flows from investing activities:
Purchase of marketable debt securities	(41,573)	(131,373)
Proceeds from sale of marketable debt securities	68,837	153,055
Proceeds from sale of marketable equity
investments	--	304
Proceeds from sale of (investments in)
privately held companies	--	3,000
Proceeds from asset sales	342	--
Net cash paid for acquisitions	(2,018)	(7,094)
Capital expenditures	(7,791)	(14,071)

Net cash provided by investing activities	17,797	3,821

Cash flows from financing activities:
Payments received on stockholders' notes	130	149
Net proceeds from employee stock purchase plan	456	623
Net proceeds from exercise of options and warrants	6,304	3,136
Principal payments on borrowings	(417)	(3,941)

Net cash provided by (used in) financing activities	6,473	(33)

Net increase in cash and cash equivalents	17,891	(28,688)
Cash and cash equivalents at the beginning
of the period	47,199	93,439

Cash and cash equivalents at the end of the period	$65,090	$64,751

CNET NETWORKS, INC.
BUSINESS SEGMENT SUMMARY
(UNAUDITED)
(000s)

CNET’s primary areas of measurement and decision-making include three principal business segments — U.S. Media, International Media and Channel Services. U.S. Media consists of an online network including sites providing sources of technology information, as well as shopping services and a technology print publication providing technology news and information. International Media includes the delivery of online technology information and several technology print publications in non-U.S. markets. Channel Services includes a product database licensing business and an online technology marketplace for resellers, distributors and manufacturers. Management believes that segment operating income (loss) before integration and realignment costs, depreciation and amortization is an appropriate measure of evaluating the operating performance of the company’s segments. However, segment operating income (loss) before integration and realignment costs, depreciation and amortization should not be considered a substitute for operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles.

	Three Months Ended September 30, 2003
	U.S. Media	Inter- national Media	Channel Services	Other (1)	Total
Revenues	$44,341	$9,297	$4,106	$--	$57,744
Operating expenses	42,020	10,396	4,303	5,551	62,270

Operating income (loss)	$2,321	$(1,099)	$(197)	$(5,551)	$(4,526)

	Three Months Ended September 30, 2002
	U.S. Media	Inter- national Media	Channel Services	Other (1)	Total
Revenues	$46,525	$5,968	$3,773	$--	$56,266
Operating expenses	48,029	7,199	4,509	297,024	356,761

Operating loss	$(1,504)	$(1,231)	$(736)	$(297,024)	$(300,495)

	Nine Months Ended September 30, 2003
	U.S. Media	Inter- national Media	Channel Services	Other (2)	Total
Revenues	$135,355	$25,098	$12,280	$--	$172,733
Operating expenses	130,019	30,251	13,111	28,285	201,666

Operating income (loss)	$5,336	$(5,153)	$(831)	$(28,285)	$(28,933)

	Nine Months Ended September 30, 2002
	U.S. Media	Inter- national Media	Channel Services	Other (2)	Total
Revenues	$140,358	$17,795	$11,003	$--	$169,156
Operating expenses	154,072	24,087	14,952	344,947	538,058

Operating loss	$(13,714)	$(6,292)	$(3,949)	$(344,947)	$(368,902)

(1)     For the three months ended September 30, 2003, other represents depreciation of $3,836 and amortization of $1,715. For the three months ended September 30, 2002, other represents depreciation of $6,706, amortization of $8,917 and asset impairment of $281,401.

(2)     For the nine months ended September 30, 2003, other represents operating expenses related to realignment of $9,765, depreciation of $13,303 and amortization of $5,217. For the nine months ended September 30, 2002, other represents operating expenses related to integration and realignment of $10,671, depreciation of $19,713, amortization of $33,162 and asset impairment of $281,401.

CNET NETWORKS, INC.
GUIDANCE TO THE INVESTMENT COMMUNITY
(UNAUDITED)

$ in millions, except per share		Q3-03 Actual	Q4-03 estimate Low - High	FY 2003 estimate Low - High		FY 2004 estimate Low - High
Revenues Operating income (loss) before depreciation and amortization Depreciation expense Amortization expense Operating income (loss) Interest expense, net Other income (expense) Tax expense Earnings (loss) per share	(2)	$57.7 $1.0 ($3.8) ($1.7) ($4.5) ($1.2) ($0.2) -- ($0.04)	$68.0 - $71.0 $10.5 - $12.0 ($4.0) ($2.0) $4.5 - $6.0 ($1.5) ($0.5) -- $0.02 - $0.03	$235.0 - $245.0 $0 - $5.0 ($18.5) ($7.5) ($26.0) - ($21.0) ($5.5) ($2.0) -- ($0.24) - ($0.21)	(1)	$265.0 - $275.0 $27.0 - $30.0 ($17.0) ($3.0) $7.0 - $10.0 ($6.0) ($0.70) ($0.30) $0.00 - $0.02

1)    Full-year 2003 estimates include $9.8 million of realignment expenses.
2)    Assumes an effective tax rate of zero percent in Q4 and full-year 2003.

Safe Harbor Statement:

This document includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements regarding the company’s expected financial results in the fourth quarter, full-year 2003, and full-year 2004 including the statements set forth in the section of the press release entitled “Outlook,” as well as other statements throughout the release that are identified by the words “expect,” “estimate,” “target,” “believe,” “anticipate,” “intend” and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties include: decreases in advertising spending on the Internet, especially in the technology sector, or on CNET Networks’ properties in particular, which could be prompted by increased weakness in corporate or consumer spending or other factors; the failure of existing advertisers to meet or renew their advertising commitments; the loss of marketing revenue and users to CNET’s competitors, especially in the highly competitive field of comparative shopping services; a decline in revenues from our print publications as more marketing spending shifts to the Internet; the weakening of the US dollar, which could increase operating losses; the acquisition of businesses or the launch of new lines of business, which could decrease the company’s cash position, increase operating expense and dilute operating margins; the risk of future impairment of the company’s assets or the need to increase the company’s reserve attributable to abandoned real estate due to the Company's inability to sublet the properties at projected rates; and general risks associated with our business. For risks about CNET Networks’ business, see its Annual Form 10-K for the year ended December 31, 2002 and subsequent Forms 10-Q and 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

CNET NETWORKS, INC.
QUARTERLY STATISTICAL HIGHLIGHTS
(UNAUDITED)

						Q3-03 comparison
	Q3-03	Q2-03	Q1-03	Q4-02	Q3-02	Q-Q % chg	Y-Y % chg
Total Quarterly Revenue ($mm)	$57.7	$58.4	$56.6	$67.8	$56.3	-1%	3%

Revenue Distribution (%)
US Online Media and Commerce	63%	63%	59%	62%	60%
US Print	14%	14%	22%	17%	22%
International Media and Commerce	16%	16%	12%	15%	11%
Channel Services	7%	7%	7%	6%	7%

Subscription, Licensing, and Fee-based
Revenue as % of Total Revenue	20%	19%	18%	16%	18%
Barter as % of Total Revenue	5%	5%	5%	4%	5%

Advertiser Metrics
Top 100 US Advertisers' Renewal Rate (Q-to-Q)	94%	90%	89%	85%	88%
Top 100 US Advertisers' % of Network Revenue	58%	60%	67%	63%	63%

Select Business Metrics
Network Unique Users (mm)	65.5	63.3	60.3	55.2	50.6	4%	29%
Average Leads per Day * (000s)	416	420	442	326	261	-1%	59%
Total Leads * (mm)	38.3	38.2	39.8	30.0	24.0	0%	60%
GameSpot Complete Paid Subscribers (000s)	53.7	58.4	53.5	47.2	37.5	-8%	43%
Downloads per day (mm)	2.4	2.3	2.4	2.4	2.2	4%	9%
Data Source Licenses	312	303	277	258	218	3%	43%

Balance Sheet Highlights ($mm)
Cash	$65.1	$72.8	$56.0	$47.2	$64.8	-11%	0%
Marketable Debt Securities	53.3	56.9	68.2	79.8	105.4	-6%	-49%
Restricted Cash	19.2	18.9	18.4	18.1	18.1	1%	6%
Total Cash and Equivalents	$137.6	$148.6	$142.6	$145.1	$188.3	-7%	-27%;

Total Debt	$117.9	$117.9	$118.0	$118.0	$170.1	0%	-31%

Days Sales Outstanding (DSO)	64	67	69	74	69	-4%	-7%;

* 2003 Average Leads per Day and Total Leads include leads from shopping services, downloads, search, and white papers.
   Prior periods do not include leads from search and white papers.

CNET NETWORKS, INC.
OPERATING LOSS RECONCILIATION
(UNAUDITED)
(000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating loss	$(4,526)	$(300,495)	$(28,933)	$(368,902)
Depreciation	3,836	6,706	13,303	19,713
Amortization of intangible assets	1,715	8,917	5,217	33,162
Asset impairment	--	281,401	--	281,401

Operating income (loss) before depreciation
amortization, and asset impairment	$1,025	$(3,471)	$(10,413)	$(34,626)

The company believes that operating income (loss) before depreciation, amortization and asset impairment is useful to management and investors in evaluating the operating performance of the company. This measure should be considered in addition to, and not as a substitute for, other measures of financial performance prepared in accordance with GAAP.